OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 25th day of November, 2003

BETWEEN:

Jeff Reeder

1 Haythorne Cresent

Sherwood Park, AB T8A 3Z9

(the "Optionor")

OF THE FIRST PART

AND:

Strathmore Minerals Corp.

810 – 1708 Dolphin Ave

Kelowna, BC V1Y 9S4

(the "Company")

OF THE SECOND PART

WHEREAS the Optionor is the registered and beneficial owner of a 100% right, title and interest in and to certain mineral claims as hereinafter described;

AND WHEREAS the Company is desirous of acquiring an undivided 100% right, title and interest in such mineral claims on the terms and conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.

DEFINITIONS

1.01

In this Agreement:

(a)

"Approval Date" means the date upon which this Agreement is approved by the TSX Venture Exchange (the "Exchange"), as contemplated by paragraph 10;

(b)

"Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

(c)

"Property" means and includes the mining claims more particularly described in Schedule A attached hereto and forming part hereof.

2.

ACQUISITION OF INTEREST

2.01

The Optionor hereby grants to the Company the exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property for total consideration of the issuance to the Optionor of a total of 300,000 common shares of the Company to be made as follows:

(a)

within 10 business days of the Approval Date, the issuance to the Optionor of 100,000 common shares of the Company;

(b)

on or before November 25, 2004 the issuance to the Optionor of 100,000 common shares of the Company;

(c)

on or before November 25, 2005 the issuance to the Optionor of 100,000 common shares of the Company;

3.

NO ROYALTY

The Optionor confirms that the Property is not subject to any royalties.

4.

TRANSFER OF TITLE

4.01

Upon execution of this Agreement, the Company shall be entitled to record this Agreement against title to the Property.

 4.02

Upon the Company acquiring an interest in the Property pursuant to paragraph 2, the Optionor shall deliver to the Company duly executed Transfers for the transfer to the Company of the interest in and to the Property.

5.

RIGHT OF ENTRY

5.01

During the currency of this Agreement the Company, its servants, agents and workmen and any persons duly authorized by the Company, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as the Company in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by article 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom for testing or sampling purposes only.

5.02

The Company shall be provided access to all maps, reports, assay results and other technical data in the possession or under the control of the Optionor with respect to the Property and shall be entitled to take copies thereof.

6.

COVENANTS OF THE COMPANY

6.01

The Company covenants and agrees with the Optionor that during the term of this Agreement:

(a)

it shall record or cause to be recorded as assessment work all work conducted on the Property pursuant hereto and shall maintain the Property in good standing at all times during the currency of this Agreement;

(b)

it shall keep the Property clear of liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

(c)

it shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

(d)

it shall pay or cause to be paid any rates, taxes, duties, royalties, Workers' Compensation or other assessments or fees levied with respect to the Property or the Company's operations thereon;

(e)

it shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

(f)

it shall allow any duly authorized agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to the Company, PROVIDED HOWEVER that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and the Company shall not be liable for, any injury incurred while on the Property, howsoever caused;

(g)

it shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by the Company in connection with its operations on the Property and shall report semi-annually to the Optionor the results of its operations on the Property, and within seven days of the receipt by the Company of interim field reports;

7.

REPRESENTATIONS AND WARRANTIES

7.01

The Optionor hereby represents and warrants that:

(a)

the Optionor is the sole and exclusive registered and beneficial owner of the mineral claims comprising the Property and have the right to enter into this Agreement to sell and assign an undivided 100% interest in the Property absolutely in accordance with the terms of this Agreement;

(b)

the mineral claims comprising the Property have been properly staked and recorded in compliance with the laws of British Columbia and there are no disputes over the title, staking or recording of such mineral claims;

(c)

the mineral claims comprising the Property are in good standing and are free and clear of any liens, charges or encumbrances of any nature or kind whatsoever;

(d)

the Optionor has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

7.02

The Company hereby represents and warrants that:

(a)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with the charter documents of the Company or any contract or other commitment to which the Company is party; and

(b)

the execution of this Agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the Board of Directors of the Company.

8.

CONFIDENTIALITY OF INFORMATION

8.01

The Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential. While this Agreement is in effect, the Optionor shall not, without the express written consent of the Company, disclose to any third party any information concerning the Property or any operations thereon, nor shall the Optionor buy, sell or otherwise deal in the shares of the Company while any material, confidential information in their possession relating to this Agreement or the Property remains undisclosed to the general public.

9.

TERMINATION

9.01

This Agreement shall terminate upon either of the following events:

(a)

upon the failure to obtain Exchange approval to this Agreement as required by paragraph 10;

(b)

upon the failure of the Company to make a payment to the Optionor or share issuance required by and within the time limit prescribed by paragraph 2;

(c)

in the event that the Company, not being at the time in default under any provision of this Agreement, gives 30 days' written notice to the Optionor of the termination of this Agreement;

9.02

Upon termination of this Agreement under paragraph 9.01(b), the Company shall:

(a)

have completed and delivered to the Optionor in a form satisfactory for filing, sufficient assessment work on the Property to maintain the Property in good standing for a period of at least one year from the date of termination;

(b)

transfer title to the Property to the Optionor free and clear of all liens, charges and encumbrances;

(c)

turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of the Company or, to the extent within the Company's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

(d)

ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorized regulatory authority.

9.03

Upon the termination of this Agreement under paragraph 9, the Company shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, and the obligations specified in paragraphs 9.02.

9.04

Upon termination of this Agreement under paragraph 9.02, the Company shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

10.

REGULATORY APPROVAL

10.01

This Agreement is subject to the prior approval of the Exchange. The parties shall use their best efforts to obtain such approval as soon as reasonably possible and in any event no later than January 31, 2004.

11.

NOTICES

11.01

Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

In the case of the Optionor:

1 Haythorne Cresent

Sherwood Park, AB T8A 3Z9

In the case of the Company:

810 – 1708 Dolphin Ave

Kelowna, BC V1Y 9S4

Fax: 250-868-8493

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof

12.

GENERAL TERMS AND CONDITIONS

12.01

The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

12.02

This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto

12.03

Time shall be of the essence of this Agreement.

12.04

The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

12.05

All currency references contained in this Agreement shall be deemed to be references to Canadian funds.

12.06

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.07

The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.

12.08

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

12.09

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.10 This agreement may be signed by the parties in as many counterparts as may be necessary and by facsimile, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth below.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

STRATHMORE MINERALS CORP.

By its Authorized Signatory:

SIGNED, SEALED and DELIVERED in the presence of:

Name

Address

Jeff Reeder

SCHEDULE "A"

Comstock Property consisting of 3 claims covering 300 hectares located approximately 12 kilometres southeast of Silverton, BC